Asset Backed Securities
BancCap

2-4 Family Homes
56 records

Selection Criteria: 2-4 Family Homes
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 56
Aggregate Scheduled Principal Balance: 13,948,169.29
Minimum Scheduled Balance: 49,839.14
Maximum Scheduled Balance: 488,682.35
Average Scheduled Balance: 249,074.45
Aggregate Original Principal Balance: 13,977,280.00
Minimum Original Balance: 50,000.00
Maximum Original Balance: 490,000.00
Average Original Balance: 249,594.29
Fully Amortizing Loans (NON BALLOON): 90.03
1st Lien: 100.00
Weighted Average Gross Coupon: 7.729
Minimum Coupon: 6.250
Maximum Coupon: 10.900
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 356
Minimum Remaining Term: 353
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.699
Minimum Margin: 4.190
Maximum Margin: 7.200
Weighted Average Max Rate: 14.453
Minimum Max Rate: 12.700
Maximum Max Rate: 16.900
Weighted Average Min Rate: 7.808
Minimum Min Rate: 6.250
Maximum Min Rate: 10.900
Weighted Average Loan-to-Value: 79.69
Low LTV: 58.95
High LTV: 90.00
LTV = 80: 35.47
LTV > 80: 25.67
Weighted Avera ge Fico: 641
Min FICO: 524
Max FICO: 760
Top 5 States: CA(32%),IL(24%),NJ(9%),MN(8%),FL(7%)
% Silent Second: 15.86
WA Months to Next Adjustment Date: 21
WA CLTV: 82.73

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1 /29 ARM	1	287,112.64	2.06	356	7.360	602	79.78
2 /28 ARM	29	6,510,440.69	46.68	357	8.179	641	81.80
2 /28 ARM - 40Yr Balloon	5	1,389,986.15	9.97	356	7.527	606	78.75
2 /28 ARM (IO)	7	2,115,077.00	15.16	356	7.065	657	77.69
3 /27 ARM	1	357,973.40	2.57	354	7.990	674	80.00
3 /27 ARM (IO)	2	731,000.00	5.24	355	7.268	625	82.67
Fixed	8	1,931,218.41	13.85	356	7.528	649	77.51
Fixed (IO)	3	625,361.00	4.48	354	6.919	653	69.63
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Original Principal Balance ($)	% of Original Principal Balance (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	1	50,000.00	0.36	356	7.150	638	80.00
50,000.01 - 100,000.00	6	468,800.00	3.35	358	9.559	622	79.57
100,000.01 - 150,000.00	6	786,330.00	5.63	357	7.900	622	77.40
150,000.01 - 200,000.00	10	1,736,900.00	12.43	357	8.035	612	79.63
200,000.01 - 250,000.00	9	1,970,100.00	14.10	356	7.652	651	78.00
250,000.01 - 300,000.00	6	1,719,000.00	12.30	356	7.636	632	78.89
300,000.01 - 350,000.00	3	972,500.00	6.96	356	8.225	627	81.73
350,000.01 - 400,000.00	7	2,637,750.00	18.87	355	7.207	636	80.47
400,000.01 - 450,000.00	4	1,726,200.00	12.35	356	7.582	669	81.00
450,000.01 - 500,000.00	4	1,909,700.00	13.66	356	7.710	666	79.91
Total:	56	13,977,280.00	100.00	356	7.729	641	79.69

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	1	49,839.14	0.36	356	7.150	638	80.00
50,000.01 - 100,000.00	6	468,203.19	3.36	358	9.559	622	79.57
100,000.01 - 150,000.00	6	785,251.52	5.63	357	7.900	622	77.40
150,000.01 - 200,000.00	10	1,732,928.49	12.42	357	8.035	612	79.63
200,000.01 - 250,000.00	9	1,966,510.13	14.10	356	7.652	651	78.00
250,000.01 - 300,000.00	6	1,715,224.54	12.30	356	7.636	632	78.89
300,000.01 - 350,000.00	3	971,805.22	6.97	356	8.225	627	81.73
350,000.01 - 400,000.00	7	2,628,534.30	18.85	355	7.207	636	80.47
400,000.01 - 450,000.00	4	1,721,753.92	12.34	356	7.582	669	81.00
450,000.01 - 500,000.00	4	1,908,118.84	13.68	356	7.710	666	79.91
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	56	13,948,169.29	100.00	356	7.729	641	79.69
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

Minimum: 353
Maximum: 360
Weighted Average: 356

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.000 - 6.499	4	1,048,358.88	7.52	354	6.335	626	77.02
6.500 - 6.999	11	3,322,102.03	23.82	355	6.753	664	78.94
7.000 - 7.499	12	3,340,672.72	23.95	355	7.296	639	78.92
7.500 - 7.999	7	1,574,704.51	11.29	356	7.883	629	75.85
8.000 - 8.499	3	782,302.40	5.61	356	8.070	664	76.35
8.500 - 8.999	8	1,987,083.09	14.25	358	8.805	619	83.14
9.000 - 9.499	4	855,439.72	6.13	359	9.167	617	83.43
9.500 - 9.999	4	735,920.20	5.28	359	9.674	656	86.31
10.000 - 10.499	1	50,910.52	0.36	356	10.100	680	85.00
10.500 - 10.999	2	250,675.22	1.80	360	10.608	606	85.21
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

Minimum: 6.250
Maximum: 10.900
Weighted Average: 7.729

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
55.01 - 60.00	1	168,000.00	1.20	359	7.850	601	58.95
60.01 - 65.00	1	139,859.82	1.00	356	8.500	591	63.64
65.01 - 70.00	4	1,073,044.03	7.69	355	7.414	669	68.65
70.01 - 75.00	10	2,075,796.57	14.88	355	7.344	622	74.20
75.01 - 80.00	25	6,910,569.77	49.54	356	7.523	651	79.77
80.01 - 85.00	5	1,472,791.41	10.56	355	7.219	612	84.74
85.01 - 90.00	10	2,108,107.69	15.11	358	9.240	639	89.67
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
520 - 539	1	67,975.22	0.49	359	10.900	524	72.34
540 - 559	1	355,000.00	2.55	360	9.000	557	78.89
560 - 579	3	512,014.58	3.67	356	7.398	567	76.51
580 - 599	9	2,088,908.71	14.98	355	7.519	590	78.66
600 - 619	4	1,060,570.13	7.60	356	7.394	611	78.15
620 - 639	15	3,766,423.91	27.00	356	7.939	630	81.99
640 - 659	11	2,484,450.36	17.81	357	7.941	651	80.89
660 - 679	3	791,813.67	5.68	355	8.012	674	79.82
680 - 699	3	1,007,592.87	7.22	356	7.777	693	75.40
700 - 719	4	1,205,565.98	8.64	356	7.163	709	79.60
740 - 759	1	398,583.51	2.86	356	6.650	740	79.52
760 - 779	1	209,270.35	1.50	355	6.875	760	75.00
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

Minimum: 524
Maximum: 760
Weighted Average: 641

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	3	704,941.81	5.05	357	8.352	683	75.43
20.01 - 25.00	2	341,034.78	2.45	356	7.344	591	83.29
25.01 - 30.00	4	883,423.28	6.33	356	8.042	636	82.46
30.01 - 35.00	4	1,335,334.56	9.57	355	7.135	672	78.90
35.01 - 40.00	5	1,248,782.99	8.95	356	7.280	652	76.86
40.01 - 45.00	11	2,906,167.12	20.84	356	7.877	644	78.74
45.01 - 50.00	20	5,231,048.69	37.50	356	7.580	629	80.29
50.01 - 55.00	7	1,297,436.06	9.30	357	8.593	630	82.46
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

Non-Zero Minimum: 14.06
Maximum: 55.00
Weighted Average: 41.48

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	13	4,400,509.96	31.55	356	7.803	649	80.16
Illinois	11	3,306,533.14	23.71	355	7.059	639	80.02
New Jersey	5	1,314,351.04	9.42	355	7.603	640	80.07
Minnesota	6	1,149,512.77	8.24	357	7.791	631	76.05
Florida	4	944,784.68	6.77	358	8.888	593	79.08
Texas	3	479,998.04	3.44	359	9.776	641	90.00
Maryland	1	422,992.98	3.03	355	6.700	706	78.85
New York	1	414,740.96	2.97	356	7.450	715	80.00
Massachusetts	1	307,142.87	2.20	356	7.990	590	74.64
Rhode Island	1	218,841.69	1.57	353	6.390	672	69.52
Wisconsin	1	181,410.83	1.30	356	8.040	593	85.00
Michigan	2	174,706.91	1.25	359	9.472	644	84.74
Connecticut	1	157,400.23	1.13	356	6.290	589	74.88
Louisiana	1	131,907.77	0.95	359	7.800	646	80.00
Virginia	1	98,778.50	0.71	356	8.940	560	72.26
Arizona	1	75,832.04	0.54	356	9.000	701	80.00
Missouri	1	67,975.22	0.49	359	10.900	524	72.34
Pennsylvania	1	50,910.52	0.36	356	10.100	680	85.00
Indiana	1	49,839.14	0.36	356	7.150	638	80.00
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

Number of States Represented: 19

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Investor Property	27	6,994,611.31	50.15	357	8.224	644	80.83
Primary Home	29	6,953,557.98	49.85	356	7.231	637	78.55
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	35	9,191,286.33	65.90	357	7.986	645	79.72
Full Documentation	21	4,756,882.96	34.10	355	7.232	632	79.64
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	33	8,645,787.96	61.99	355	7.439	628	77.38
Purchase	21	4,910,410.98	35.20	357	8.172	658	83.58
Refinance - Rate/Term	2	391,970.35	2.81	357	8.565	703	81.99
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	10	2,641,218.67	18.94	356	8.095	627	80.28
PAG I	35	9,084,538.63	65.13	356	7.782	656	79.95
PAG II	1	275,719.57	1.98	355	6.440	655	73.87
PAG III	9	1,878,717.20	13.47	356	7.035	587	78.75
PAG V	1	67,975.22	0.49	359	10.900	524	72.34
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Two-Four Family	56	13,948,169.29	100.00	356	7.729	641	79.69
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	23	6,460,961.35	46.32	356	7.521	644	80.56
12	2	707,524.04	5.07	355	7.530	691	69.85
24	25	5,229,815.32	37.49	357	8.090	626	81.00
36	6	1,549,868.58	11.11	356	7.470	654	76.18
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
12.500 - 12.999	3	483,409.19	4.24	355	6.814	702	77.84
13.000 - 13.499	3	603,636.76	5.30	355	6.335	598	81.43
13.500 - 13.999	10	2,781,427.63	24.42	356	7.010	647	78.18
14.000 - 14.499	8	2,677,856.78	23.51	355	7.309	641	80.33
14.500 - 14.999	7	1,863,752.38	16.36	357	8.450	630	84.19
15.000 - 15.499	6	1,561,910.08	13.71	358	8.626	637	80.05
15.500 - 15.999	6	1,168,921.84	10.26	357	9.302	633	81.88
16.500 - 16.999	2	250,675.22	2.20	360	10.608	606	85.21
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.000 - 6.499	2	553,797.62	4.86	355	6.261	594	81.56
6.500 - 6.999	9	2,537,529.05	22.28	355	6.742	664	79.51
7.000 - 7.499	9	2,727,695.92	23.94	355	7.306	641	80.32
7.500 - 7.999	7	1,574,704.51	13.82	356	7.883	629	75.85
8.000 - 8.499	3	782,302.40	6.87	356	8.070	664	76.35
8.500 - 8.999	6	1,449,357.28	12.72	357	8.813	618	84.84
9.000 - 9.499	3	779,607.68	6.84	359	9.184	609	83.76
9.500 - 9.999	4	735,920.20	6.46	359	9.674	656	86.31
10.500 - 10.999	2	250,675.22	2.20	360	10.608	606	85.21
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
4.000 - 4.249	1	396,397.39	3.48	354	6.250	596	84.21
4.250 - 4.499	2	689,973.40	6.06	354	7.653	655	80.00
5.000 - 5.249	1	91,945.33	0.81	359	9.200	656	80.00
5.250 - 5.499	3	851,494.53	7.47	356	6.615	659	78.83
5.500 - 5.749	4	658,460.02	5.78	355	7.452	641	81.00
5.750 - 5.999	31	8,197,582.41	71.96	356	7.936	642	80.70
6.000 - 6.249	2	437,761.58	3.84	360	9.147	571	80.99
7.000 - 7.249	1	67,975.22	0.60	359	10.900	524	72.34
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

Minimum: 4.190
Maximum: 7.200
Weighted Average: 5.699

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2006-11	1	287,112.64	2.52	356	7.360	602	79.78
2007-09	3	964,347.06	8.47	354	6.853	616	84.02
2007-10	7	1,888,398.98	16.58	355	7.366	642	79.55
2007-11	16	4,048,416.26	35.54	356	7.367	651	77.28
2008-01	3	847,118.53	7.44	358	9.270	651	85.96
2008-02	9	1,527,123.01	13.41	359	9.040	634	84.33
2008-03	3	740,100.00	6.50	360	8.987	598	81.94
2008-09	1	357,973.40	3.14	354	7.990	674	80.00
2008-10	2	731,000.00	6.42	355	7.268	625	82.67
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2.000	7	2,721,710.03	23.89	355	6.929	635	81.31
3.000	38	8,669,879.85	76.11	357	8.083	640	80.40
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

Minimum: 2.000
Maximum: 3.000
Weighted Average: 2.761

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	21	4,043,114.84	35.49	358	8.729	636	83.07
1.500	1	287,112.64	2.52	356	7.360	602	79.78
2.000	23	7,061,362.40	61.99	355	7.298	641	79.25
Total:	45	11,391,589.88	100.00	356	7.808	639	80.62

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.632

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	44	10,476,731.29	75.11	356	7.944	638	80.49
60	12	3,471,438.00	24.89	355	7.082	650	77.29
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	33	9,277,587.83	66.51	355	7.257	643	78.35
Funding America	19	3,982,923.31	28.56	359	8.908	636	83.45
Maribella Mortgage	4	687,658.15	4.93	355	7.272	637	76.04
Total:	56	13,948,169.29	100.00	356	7.729	641	79.69

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.